October 31, 2024

Sonoco Reports Third Quarter 2024 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), one of the largest sustainable global packaging companies, today reported financial results for its third quarter ended September 29, 2024.
Summary:

•Achieved GAAP net income attributable to Sonoco of $51 million, Adjusted EBITDA of $281 million, diluted earnings per share of $0.51 and Adjusted diluted earnings per share of $1.49
•Generated productivity improvements of $39 million during the third quarter of 2024 and $141 million during the first nine months of 2024
•Generated $438 million of operating cash flow and $171 million of Free Cash Flow during the first nine months of 2024
•Entered into an agreement on June 24, 2024, to acquire Eviosys for approximately €3.6 billion (approximately $3.9 billion); on track to complete the acquisition in the fourth quarter of 2024
•Secured financing for the Eviosys acquisition by entering into new term loan agreements and completing a public offering of senior unsecured notes
•Announced strategic review of the Thermoformed and Flexible Packaging (“TFP”) business to accelerate portfolio simplification; review expected to be completed in the fourth quarter of 2024
•Reaffirms full year 2024 guidance for Adjusted EBITDA and operating cash flow (excluding effects of the pending Eviosys acquisition and potential divestitures)

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Sonoco Reports Third Quarter 2024 Results - Page 2

Third Quarter 2024 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	September 29, 2024	October 1, 2023	Change

Net sales[1]	$1,676	$1,710	(2)%
Operating profit	$128	$163	(21)%
Net income attributable to Sonoco	$51	$131	(61)%
EPS (diluted)	$0.51	$1.32	(61)%

[1]Net sales for the three months ended October 1, 2023 include $21 million from recycling operations. Effective January 1, 2024, recycling operations are conducted as a procurement function, hence, recycling sales margins are only reflected in cost of sales.

	Three Months Ended
Non-GAAP Results[2]	September 29, 2024	October 1, 2023	Change

Adjusted operating profit	$211	$213	(1)%
Adjusted EBITDA	$281	$280	—%
Adjusted net income attributable to Sonoco	$148	$145	2%
Adjusted EPS (diluted)	$1.49	$1.46	2%

2 See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures later in this release.

•Net sales of $1.7 billion reflect the Protective Solutions (“Protexic”) divestiture, the closure of a thermoformed food packaging plant, the treatment of recycling operations as a procurement function beginning January 1, 2024 and lower selling prices; overall volumes were positive and up low single digits including the impact of acquisitions
•GAAP operating profit was $128 million from higher acquisition-related costs and net loss on divestitures; unfavorable price/cost was offset by higher productivity from procurement savings, production efficiencies and fixed cost reduction initiatives
•Effective tax rates on GAAP net income attributable to Sonoco and Adjusted net income attributable to Sonoco were 30.4% and 21.3%, respectively, in Q3 2024, compared to 23.6% and 22.7%, respectively, in Q3 2023
•GAAP net income attributable to Sonoco was $51 million, resulting in GAAP EPS (diluted) of $0.51
•Adjusted operating profit and Adjusted EBITDA were $211 million and $281 million, respectively
•Adjusted net income attributable to Sonoco increased to $148 million, resulting in Adjusted diluted EPS of $1.49

“Our third-quarter results were within expectations from seasonally higher Consumer Packaging demand and continued strong productivity,” said Sonoco’s President and CEO, Howard Coker. “Consumer and Industrial volumes were higher year-over-year and price/cost headwinds were persistent across both segments. Overall, we achieved strong profit margin and operating cash flow in the quarter from the solid execution of our global team.”

Third Quarter 2024 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”), with all remaining businesses reported as All Other.

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Sonoco Reports Third Quarter 2024 Results - Page 3

	Three Months Ended
Consumer Packaging	September 29, 2024	October 1, 2023	Change

Net sales	$984	$985	—%
Segment operating profit	$123	$117	5%
Segment operating profit margin	13%	12%
Segment Adjusted EBITDA[1]	$160	$151	6%
Segment Adjusted EBITDA margin[1]	16%	15%

•Consumer segment net sales were consistent with prior year results; higher sales from year-over-year volume growth in metal aerosol cans and flexible packaging were offset by the closure of a thermoformed food packaging plant and lower selling prices.
•Segment operating profit margin increased to 13% and Adjusted EBITDA margin to 16% as a result of higher productivity from procurement savings, production efficiencies, and fixed cost reduction initiatives, and higher volumes.

	Three Months Ended
Industrial Paper Packaging	September 29, 2024	October 1, 2023	Change

Net sales[2]	$585	$580	1%
Segment operating profit	$70	$75	(6)%
Segment operating profit margin	12%	13%
Segment Adjusted EBITDA[1]	$102	$105	(3)%
Segment Adjusted EBITDA margin[1]	17%	18%
•Industrial segment net sales were $585 million from acquisitions and higher selling prices, and reflect lower sales related to the treatment of recycling as a procurement function effective January 1, 2024.
•Segment operating profit margin was 12% and Adjusted EBITDA margin was 17% as productivity from procurement savings, production efficiencies and fixed cost reduction initiatives was offset by continued pressure from price/cost impacts.

	Three Months Ended
All Other	September 29, 2024	October 1, 2023	Change

Net sales	$107	$146	(26)%
Operating profit	$17	$21	(16)%
Operating profit margin	16%	14%
Adjusted EBITDA[1]	$20	$25	(18)%
Adjusted EBITDA margin[1]	19%	17%
•Net sales were $107 million reflecting the sale of the Protexic business.
•Operating profit and Adjusted EBITDA margins were 16% and 19%, respectively, reflecting higher productivity from procurement savings, production efficiencies, and fixed cost reduction initiatives, and the sale of the Protexic business.

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Sonoco Reports Third Quarter 2024 Results - Page 4
1Segment and All Other Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
2Net sales for the three months ended October 1, 2023 include $21 million from recycling operations.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $1,931 million as of September 29, 2024, compared to $152 million as of December 31, 2023, primarily related to the financing for the pending Eviosys acquisition
•Total debt was $4.8 billion as of September 29, 2024, an increase of $1.7 billion compared to December 31, 2023, primarily related to the financing for the pending Eviosys acquisition
•On September 29, 2024, the Company had available liquidity of $3.1 billion, including available borrowing capacity under its revolving credit facility and cash on hand; $1.8 billion of this liquidity is intended to fund a portion of the pending Eviosys acquisition
•Cash flow from operating activities for the first nine months of 2024 was $438 million, compared to $617 million in the same period of 2023
•Capital expenditures, net of proceeds from sales of fixed assets, for the first nine months of 2024 were $267 million, compared to $182 million for the same period last year
•Free Cash Flow for the first nine months of 2024 was $171 million compared to $435 million for the same period of 2023. Free Cash Flow is a non-GAAP financial measure. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release
•Dividends paid during the nine months ended September 29, 2024 increased to $152 million compared to $147 million for the same period of the prior fiscal year

Announced Acquisition

On June 24, 2024, Sonoco announced it had entered into a definitive agreement to acquire Titan Holdings I B.V. (“Eviosys”), a leading European manufacturer of food cans, ends and closures from an affiliate of KPS Capital Partners, LP (“KPS”) (the “Transaction”) to expand Sonoco’s global leadership in metal food can and aerosol packaging. Sonoco believes that both Sonoco’s metal packaging business and Eviosys have demonstrated meaningful commercial momentum, and the Transaction is expected to facilitate Sonoco’s ability to partner with customers and lead with innovation and sustainability.

The Transaction advances Sonoco’s strategy of disciplined and high return capital allocation. Under the terms of the agreement, Sonoco agreed to acquire all of the issued and outstanding equity interests in Eviosys for approximately €3.6 billion (approximately $3.9 billion) on a cash-free and debt-free basis and subject to customary adjustments. The Transaction is expected to be immediately accretive to Adjusted EPS.

Sonoco secured financing for the Transaction through a $700 million delayed draw term loan facility on July 12, 2024, a $1.5 billion 364-day delayed draw term loan facility on September 16, 2024, and a registered public offering of senior unsecured notes of $1.8 billion on September 19, 2024, and has maintained its investment grade credit rating. With increased debt reduction from divestitures and cash from operations, Sonoco expects to further reduce net leverage from previous estimates within 24 months of the closing of the Transaction.

The Transaction is expected to close by the end of 2024, subject to the satisfaction or waiver of customary closing conditions, including expiration, termination, or receipt of the applicable waiting period or clearances, as applicable under certain specified antitrust laws.

Eviosys’ current CEO, Tomas Lopez, is expected to remain with Sonoco and lead Sonoco’s EMEA metal packaging business and Rodger Fuller, Chief Operating Officer, is expected to lead the integration effort.

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Sonoco Reports Third Quarter 2024 Results - Page 5
Strategic Reviews of TFP and ThermoSafe Businesses as Part of Further Portfolio Simplification Efforts

On September 4, 2024, Sonoco announced a review of strategic alternatives for the TFP business, included in the Consumer segment. Sonoco’s TFP business is a market leader in thermoformed and flexible packaging serving a wide range of customers in food, retail and medical markets. The TFP business provides a variety of complex packaging to value-added categories including snacks, condiments, healthcare, prepared meals, fresh products and coffee and pet. On a standalone basis, the TFP business generated revenue of $1.3 billion in 2023. The strategic review process of the TFP business is underway and Sonoco expects to complete the review processes in the fourth quarter of 2024.

As previously announced, Sonoco also intends to divest the,ThermoSafe business, included in the All Other group of businesses. The ThermoSafe business is Sonoco’s leading temperature-assured packaging business and generated revenue of $283 million in 2023. The strategic review process of the ThermoSafe business is underway and Sonoco expects to complete the review processes in the third quarter of 2025.

Guidance(1)
Fourth Quarter 2024
•Adjusted EPS(2): $1.15 to $1.35

Full Year 2024
•Adjusted EPS(2): $5.05 to $5.25
•Cash flow from operating activities: $650 million to $750 million
•Adjusted EBITDA: $1,050 to $1,090

Commenting on the Company’s outlook, Sonoco’s President and CEO, Howard Coker, said, “Our earnings and cash results year-to-date keep us on track to deliver within our annual guidance range for 2024. We are excited about the anticipated completion of the pending Eviosys acquisition, which we expect will bring incremental growth to our metal packaging business and continue the transformation and simplification of our portfolio.”
(1)Guidance provided excludes any impact of the pending Eviosys acquisition or potential divestitures. Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Fourth quarter and full year 2024 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, a quantitative reconciliation of Adjusted EPS guidance has been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Effective January 1, 2024, the Company integrated its flexible packaging and thermoformed packaging businesses within the Consumer segment in order to streamline operations, enhance customer service, and better position the business for accelerated growth. As a result, the Company changed its operating and reporting structure to reflect the way it now manages its operations, evaluates performance, and allocates resources. Beginning the first quarter of 2024, the Company’s consumer thermoformed businesses moved from the All Other group of businesses to the Consumer segment. The Company’s Industrial segment was not affected by these changes.

Investor Conference Call Webcast
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Sonoco Reports Third Quarter 2024 Results - Page 6
The Company will host a conference call to discuss the third quarter 2024 results. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Friday, November 1, 2024 at 8:30 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at
https://registrations.events/direct/Q4I122823.6267774588438875e+24

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/808697672

Contact Information:
Lisa Weeks
Vice President of Investor Relations & Global Communications
lisa.weeks@sonoco.com
843-383-7524
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Sonoco Reports Third Quarter 2024 Results - Page 7
About Sonoco
With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 21,000 employees working in more than 300 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products and a better world for our customers, employees and communities. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “anticipate,” “assume,” “believe,” “can,”
“consider,” “committed,” “continue,” “could,” “develop,” “estimate,” “expect,” “forecast,” “focused,” “future,” “goal,” “guidance,” “intend,” “is designed to,” “likely,” “maintain,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “strategy,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including fourth quarter and full year 2024 outlook and the anticipated drivers thereof; the Company’s ability to support its customers and manage costs; opportunities for productivity and other operational improvements; price/cost, customer demand and volume outlook; anticipated benefits of the proposed Transaction, including the satisfaction or waiver of customary closing conditions and the anticipated timing and benefits of the Transaction, including with respect to market leadership, strategic alignment, customer relationships, sustainability, innovation and cost synergies; expected benefits from divestitures, including the sale of Protexic, the potential divestitures of the ThermoSafe and TFP businesses and other potential divestitures, and the timing thereof; the effectiveness of the Company’s strategy and strategic initiatives, including with respect to capital expenditures, portfolio simplification, leverage reduction and capital allocation priorities; the effects of the macroeconomic environment and inflation on the Company and its customers; and the Company’s ability to generate continued value and return capital to shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the proposed Transaction and other acquisitions (and integrations thereof), divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the ability to receive regulatory approvals for the proposed Transaction in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed Transaction; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed Transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the proposed Transaction on relationships with clients and other third parties; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflict in Israel and Gaza), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s
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Sonoco Reports Third Quarter 2024 Results - Page 8
ability to meet its environmental and sustainability goals, including with respect to greenhouse gas emissions; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Third Quarter 2024 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023

Net sales	$1,675,866	$1,710,419	$4,936,888	$5,145,492
Cost of sales	1,317,129	1,346,163	3,883,244	4,049,490
Gross profit	358,737	364,256	1,053,644	1,096,002
Selling, general, and administrative expenses	190,645	182,672	586,337	541,421
Restructuring/Asset impairment charges	8,190	18,110	59,058	52,981
(Loss)/Gain on divestiture of business and other assets	(31,770)	(537)	(27,292)	78,844
Operating profit	128,132	162,937	380,957	580,444
Non-operating pension costs	2,947	3,424	10,412	10,424
Net interest expense	55,629	29,674	109,376	94,684
Other income, net	—	36,943	5,867	36,943
Income before income taxes	69,556	166,782	267,036	512,279
Provision for income taxes	21,154	39,351	65,821	127,003
Income before equity in earnings of affiliates	48,402	127,431	201,215	385,276
Equity in earnings of affiliates, net of tax	2,807	3,627	6,218	8,795
Net income	51,209	131,058	207,433	394,071
Net income attributable to noncontrolling interests	(288)	(309)	(524)	(354)
Net income attributable to Sonoco	$50,921	$130,749	$206,909	$393,717

Weighted average common shares outstanding – diluted	99,267	98,912	99,221	98,800

Diluted earnings per common share	$0.51	$1.32	$2.09	$3.98
Dividends per common share	$0.52	$0.51	$1.55	$1.51

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Sonoco Reports Third Quarter 2024 Results - Page 10

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net sales:
Consumer Packaging	$983,511	$984,840	$2,821,817	$2,914,168
Industrial Paper Packaging	585,082	580,035	1,778,912	1,781,033
Total reportable segments	1,568,593	1,564,875	4,600,729	4,695,201
All Other	107,273	145,544	336,159	450,291
Net sales	$1,675,866	$1,710,419	$4,936,888	$5,145,492

Operating profit:
Consumer Packaging	$123,021	$116,800	$328,190	$314,408
Industrial Paper Packaging	70,206	75,006	203,008	256,413
Segment operating profit	193,227	191,806	531,198	570,821
All Other	17,440	20,740	48,430	66,085
Corporate
Restructuring/Asset impairment charges	(8,190)	(18,110)	(59,058)	(52,981)
Amortization of acquisition intangibles	(22,645)	(21,379)	(68,095)	(63,082)
(Loss)/Gain on divestiture of business and other assets	(31,770)	(537)	(27,292)	78,844
Acquisition, integration, and divestiture-related costs	(19,623)	(12,472)	(47,553)	(22,192)
Other operating (charges)/income, net	(307)	2,889	3,327	2,949
Operating profit	$128,132	$162,937	$380,957	$580,444

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Sonoco Reports Third Quarter 2024 Results - Page 11

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 29, 2024	October 1, 2023

Net income	$207,433	$394,071
Net losses/(gains) on asset impairments, disposition of assets and divestiture of business and other assets	43,946	(87,770)
Depreciation, depletion and amortization	270,691	249,387
Pension and postretirement plan (contributions), net of non-cash expense	(1,612)	2,368
Changes in working capital	(115,825)	67,335
Changes in tax accounts	6,165	(4,902)
Other operating activity	26,840	(3,612)
Net cash provided by operating activities	437,638	616,877

Purchases of property, plant and equipment, net	(266,817)	(182,137)
Proceeds from the sale of business, net	81,212	31,147
Cost of acquisitions, net of cash acquired	(3,743)	(313,362)
Net debt proceeds	1,695,093	27,088
Cash dividends	(152,397)	(147,477)
Payments for share repurchases	(9,172)	(10,605)
Other, including effects of exchange rates on cash	(3,118)	8,971
Net increase in cash and cash equivalents	1,778,696	30,502
Cash and cash equivalents at beginning of period	151,937	227,438
Cash and cash equivalents at end of period	$1,930,633	$257,940

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Sonoco Reports Third Quarter 2024 Results - Page 12

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	September 29, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$1,930,633	$151,937
Trade accounts receivable, net of allowances	1,042,520	904,898
Other receivables	110,042	106,644
Inventories	755,252	773,501
Prepaid expenses	130,584	113,385
Total Current Assets	3,969,031	2,050,365
Property, plant and equipment, net	1,930,025	1,906,137
Right of use asset-operating leases	314,611	314,944
Goodwill	1,780,967	1,810,654
Other intangible assets, net	785,616	853,670
Other assets	262,611	256,187
Total Assets	$9,042,861	$7,191,957
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,186,489	$1,107,504
Notes payable and current portion of long-term debt	481,706	47,132
Accrued taxes	10,084	10,641
Total Current Liabilities	1,678,279	1,165,277
Long-term debt, net of current portion	4,320,442	3,035,868
Noncurrent operating lease liabilities	269,251	265,454
Pension and other postretirement benefits	137,302	142,900
Deferred income taxes and other	150,427	150,623
Total equity	2,487,160	2,431,835
	$9,042,861	$7,191,957

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Sonoco Reports Third Quarter 2024 Results - Page 13
NON-GAAP FINANCIAL MEASURES

The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “Adjusted” (for example, “Adjusted Operating Profit”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.
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To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

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Sonoco Reports Third Quarter 2024 Results - Page 15
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the three-month periods ended September 29, 2024 and October 1, 2023.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the three-month period ended September 29, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$128,132	$69,556	$21,154	$50,921	$0.51
Acquisition, integration and divestiture-related costs[1]	19,623	49,804	6,512	43,292	$0.44
Changes in LIFO inventory reserves	790	790	199	591	0.01
Amortization of acquisition intangibles	22,645	22,645	5,563	17,082	0.17
Restructuring/Asset impairment charges	8,190	8,190	1,497	6,560	0.07
Loss on divestiture of business and other assets	31,770	31,770	454	31,316	0.31
Non-operating pension costs	—	2,947	738	2,209	0.02
Net gains from derivatives	(210)	(210)	(53)	(157)	—
Other adjustments	(273)	(695)	3,233	(3,928)	(0.04)
Total adjustments	82,535	115,241	18,143	96,965	0.98
Adjusted	$210,667	$184,797	$39,297	$147,886	$1.49
Due to rounding, individual items may not sum appropriately.
[1] Acquisition, integration and divestiture related costs include losses on treasury lock derivative instruments and amortization of financing fees totaling $30,181 related to debt instruments associated with the financing of the pending Eviosys acquisition. These amortization costs are included in “Interest expense” in the Company’s Condensed Consolidated Statements of Income.

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Sonoco Reports Third Quarter 2024 Results - Page 16

	For the three-month period ended October 1, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$162,937	$166,782	$39,351	$130,749	$1.32
Acquisition, integration and divestiture-related costs	12,472	12,472	1,979	10,493	0.10
Changes in LIFO inventory reserves	(3,186)	(3,186)	(816)	(2,370)	(0.02)
Amortization of acquisition intangibles	21,379	21,379	5,197	16,182	0.16
Restructuring/Asset impairment charges	18,110	18,110	4,385	13,974	0.14
Loss on divestiture of business and other assets	537	537	125	412	—
Other income, net	—	(36,943)	(8,929)	(28,014)	(0.28)
Non-operating pension costs	—	3,424	852	2,572	0.03
Net gains from derivatives	(3,310)	(3,310)	(830)	(2,480)	(0.03)
Other adjustments	3,607	3,607	252	3,355	0.04
Total adjustments	49,609	16,090	2,215	14,124	0.14
Adjusted	$212,546	$182,872	$41,566	$144,873	$1.46
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Third Quarter 2024 Results - Page 17

Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended
Dollars in thousands	September 29, 2024	October 1, 2023

Net income attributable to Sonoco	$50,921	$130,749
Adjustments:
Interest expense	61,643	32,847
Interest income	(6,014)	(3,173)
Provision for income taxes	21,154	39,351
Depreciation, depletion and amortization	90,646	85,570
Non-operating pension costs	2,947	3,424
Net income attributable to noncontrolling interests	288	309
Restructuring/Asset impairment charges	8,190	18,110
Changes in LIFO inventory reserves	790	(3,186)
Loss on divestiture of business and other assets	31,770	537
Acquisition, integration and divestiture-related costs	19,623	12,472
Other income, net	—	(36,943)
Net gains from derivatives	(210)	(3,310)
Other adjustments	(273)	3,607
Adjusted EBITDA	$281,475	$280,364

Net Sales	$1,675,866	$1,710,419
Net Income Margin	3.0%	7.6%
Adjusted EBITDA Margin	16.8%	16.4%
The Company does not calculate net income by segment; therefore, Adjusted EBITDA by segment is reconciled to the closest GAAP measure of segment profitability, segment operating profit. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - Segment Reporting, as prescribed by the Financial Accounting Standards Board.
Segment results viewed by the Company’s management to evaluate segment performance do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses or other assets; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and the All Other group of businesses.

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Sonoco Reports Third Quarter 2024 Results - Page 18

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended September 29, 2024
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$123,021	$70,206	$17,440	$(82,535)	$128,132
Adjustments:
Depreciation, depletion and amortization[1]	36,283	28,989	2,729	22,645	90,646
Equity in earnings of affiliates, net of tax	369	2,438	—	—	2,807
Restructuring/Asset impairment charges[2]	—	—	—	8,190	8,190
Changes in LIFO inventory reserves[3]	—	—	—	790	790
Acquisition, integration and divestiture-related costs[4]	—	—	—	19,623	19,623
Loss on divestiture of business and other assets[5]	—	—	—	31,770	31,770
Net gains from derivatives[6]	—	—	—	(210)	(210)
Other adjustments	—	—	—	(273)	(273)
Segment Adjusted EBITDA	$159,673	$101,633	$20,169	$—	$281,475

Net Sales	$983,511	$585,082	$107,273
Segment Operating Profit Margin	12.5%	12.0%	16.3%
Segment Adjusted EBITDA Margin	16.2%	17.4%	18.8%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $16,131, the Industrial segment of $6,306, and the All Other group of businesses of $208.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $4,509 and the Industrial segment of $3,798.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $758 and the Industrial segment of $32.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $465 and the Industrial segment of $(4,529).
5Included in Corporate are losses on the divestiture of businesses associated with the Industrial segment of $29,965 related to the pending sale of two production facilities in China, and the All Other group of businesses of $1,805 related to the sale of Protexic.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(41), the Industrial segment of $(160), and the All Other group of businesses of $(9).

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Sonoco Reports Third Quarter 2024 Results - Page 19

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended October 1, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$116,800	$75,006	$20,740	$(49,609)	$162,937
Adjustments:
Depreciation, depletion and amortization[1]	33,833	26,558	3,800	21,379	85,570
Equity in earnings of affiliates, net of tax	284	3,343	—	—	3,627
Restructuring/Asset impairment charges[2]	—	—	—	18,110	18,110
Changes in LIFO inventory reserves[3]	—	—	—	(3,186)	(3,186)
Acquisition, integration and divestiture-related costs[4]	—	—	—	12,472	12,472
Loss on divestiture of business and other assets[5]	—	—	—	537	537
Net gains from derivatives[6]	—	—	—	(3,310)	(3,310)
Other adjustments	—	—	—	3,607	3,607
Segment Adjusted EBITDA	$150,917	$104,907	$24,540	$—	$280,364

Net Sales	$984,840	$580,035	$145,544
Segment Operating Profit Margin	11.9%	12.9%	14.2%
Segment Adjusted EBITDA Margin	15.3%	18.1%	16.9%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $15,980, the Industrial segment of $3,414, and the All Other group of businesses of $1,985.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $9,784, the Industrial segment of $6,430, and the All Other group of businesses of $270.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(3,325) and the Industrial segment of $139.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $410 and the Industrial segment of $5,046.
5Included in Corporate is a loss from the sale of the Company’s U.S. BulkSak business, associated with the Industrial segment, in the amount of $537.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(507), the Industrial segment of $(2,178), and the All Other group of businesses of $(625).

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Sonoco Reports Third Quarter 2024 Results - Page 20
YEAR-TO-DATE RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the nine-month period ended September 29, 2024 and the nine-month period ended October 1, 2023.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the nine-month period ended September 29, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$380,957	$267,036	$65,821	$206,909	$2.09
Acquisition, integration and divestiture-related costs	47,553	77,734	13,670	64,064	0.64
Changes in LIFO inventory reserves	(197)	(197)	(49)	(148)	—
Amortization of acquisition intangibles	68,095	68,095	16,672	51,423	0.52
Restructuring/Asset impairment charges	59,058	59,058	11,754	47,260	0.48
Loss on divestiture of business and other assets	27,292	27,292	1,676	25,616	0.26
Other income, net	—	(5,867)	—	(5,867)	(0.06)
Non-operating pension costs	—	10,412	2,593	7,819	0.08
Net gains from derivatives	(3,981)	(3,981)	(1,001)	(2,980)	(0.03)
Other adjustments	851	851	8,812	(7,961)	(0.09)
Total adjustments	198,671	233,397	54,127	179,226	1.80
Adjusted	$579,628	$500,433	$119,948	$386,135	3.89
Due to rounding, individual items may not sum appropriately.
[1] Acquisition, integration and divestiture related costs include losses on treasury lock derivative instruments and amortization of financing fees totaling $30,181 related to debt instruments associated with the financing of the pending Eviosys acquisition. These amortization costs are included in “Interest expense” line in the Company’s Condensed Consolidated Statements of Income.

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Sonoco Reports Third Quarter 2024 Results - Page 21

	For the nine-month period ended October 1, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$580,444	$512,279	$127,003	$393,717	$3.98
Acquisition, integration and divestiture-related costs	22,192	22,192	4,249	17,943	0.18
Changes in LIFO inventory reserves	(10,186)	(10,186)	(2,564)	(7,622)	(0.08)
Amortization of acquisition intangibles	63,082	63,082	15,312	47,770	0.48
Restructuring/Asset impairment charges	52,981	52,981	12,344	40,658	0.41
Gain on divestiture of business and other assets	(78,844)	(78,844)	(18,823)	(60,021)	(0.61)
Other income, net	—	(36,943)	(8,929)	(28,014)	(0.28)
Non-operating pension costs	—	10,424	2,589	7,835	0.08
Net gains from derivatives	(1,513)	(1,513)	(381)	(1,132)	(0.01)
Other adjustments	8,750	8,750	1,423	7,327	0.09
Total adjustments	56,462	29,943	5,220	24,744	0.26
Adjusted	$636,906	$542,222	$132,223	$418,461	$4.24
Due to rounding, individual items may not sum appropriately.

Adjusted EBITDA and Adjusted EBITDA Margin
	Nine Months Ended
Dollars in thousands	September 29, 2024	October 1, 2023

Net income attributable to Sonoco	$206,909	$393,717
Adjustments:
Interest expense	122,503	101,363
Interest income	(13,127)	(6,679)
Provision for income taxes	65,821	127,003
Depreciation, depletion and amortization	270,691	249,387
Non-operating pension costs	10,412	10,424
Net income attributable to noncontrolling interests	524	354
Restructuring/Asset impairment charges	59,058	52,981
Changes in LIFO inventory reserves	(197)	(10,186)
Loss/(Gain) on divestiture of business and other assets	27,292	(78,844)
Acquisition, integration and divestiture-related costs	47,553	22,192
Other income, net	(5,867)	(36,943)
Net gains from derivatives	(3,981)	(1,514)
Other adjustments	851	8,750
Adjusted EBITDA	$788,442	$832,005

Net Sales	$4,936,888	$5,145,492
Net Income Margin	4.2%	7.7%
Adjusted EBITDA Margin	16.0%	16.2%
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Sonoco Reports Third Quarter 2024 Results - Page 22
The following tables reconcile segment operating profit, the closest GAAP measure of profitability, to Segment Adjusted EBITDA.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Nine Months Ended September 29, 2024
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$328,190	$203,008	$48,430	$(198,671)	$380,957
Adjustments:
Depreciation, depletion and amortization[1]	107,365	86,133	9,098	68,095	270,691
Equity in earnings of affiliates, net of tax	416	5,802	—	—	6,218
Restructuring/Asset impairment charges[2]	—	—	—	59,058	59,058
Changes in LIFO inventory reserves[3]	—	—	—	(197)	(197)
Acquisition, integration and divestiture-related costs[4]	—	—	—	47,553	47,553
Loss on divestiture of business and other assets[5]	—	—	—	27,292	27,292
Net gains from derivatives[6]	—	—	—	(3,981)	(3,981)
Other adjustments	—	—	—	851	851
Segment Adjusted EBITDA	$435,971	$294,943	$57,528	$—	$788,442

Net Sales	$2,821,817	$1,778,912	$336,159
Segment Operating Profit Margin	11.6%	11.4%	14.4%
Segment Adjusted EBITDA Margin	15.5%	16.6%	17.1%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $48,307, the Industrial segment of $19,168, and the All Other group of businesses of $620.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $20,597, the Industrial segment of $34,138, and the All Other group of businesses of $1,362.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $388 and the Industrial segment of $(585).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $518 and the Industrial segment of $(3,658).
5 Included in Corporate are net losses on the divestiture of business associated with the Industrial segment of $28,715, including a loss of $29,965 from the pending sale of two production facilities in China, partially offset by a gain of $(1,250) from the sale of the S3 business, and a gain associated with the All Other group of businesses of $(1,423) related to the sale of Protexic.
6 Included in Corporate are net gains from derivatives associated with the Consumer segment of $(624), the Industrial segment of $(2,628), and the All Other group of businesses of $(729).

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Sonoco Reports Third Quarter 2024 Results - Page 23

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Nine Months Ended October 1, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$314,408	$256,413	$66,084	$(56,461)	$580,444
Adjustments:
Depreciation, depletion and amortization[1]	98,847	76,444	11,014	63,082	249,387
Equity in earnings of affiliates, net of tax	493	8,302	—	—	8,795
Restructuring/Asset impairment charges[2]	—	—	—	52,981	52,981
Changes in LIFO inventory reserves[3]	—	—	—	(10,186)	(10,186)
Acquisition, integration and divestiture-related costs[4]	—	—	—	22,192	22,192
Gain on divestiture of business and other assets[5]				(78,844)	(78,844)
Net gains from derivatives[6]	—	—	—	(1,514)	(1,514)
Other adjustments	—	—	—	8,750	8,750
Segment Adjusted EBITDA	$413,748	$341,159	$77,098	$—	$832,005

Net Sales	$2,914,168	$1,781,033	$450,291
Segment Operating Profit Margin	10.8%	14.4%	14.7%
Segment Adjusted EBITDA Margin	14.2%	19.2%	17.1%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $48,193, the Industrial segment of $8,913, and the All Other group of businesses of $5,976.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $16,480, the Industrial segment of $32,961, and the All Other group of businesses of $1,188.
3    Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(9,428) and the Industrial segment of $(758).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,302 and the Industrial segment of $5,394.
5    Included in Corporate are gains from the sale of the Company’s timberland properties of $(60,945), the sale of its S3 business of $(11,065), and the sale of its U.S. BulkSak business of $(6,834), all of which are associated with the Industrial segment.
6    Included in Corporate are net gains from derivatives associated with the Consumer segment of $(210), the Industrial segment of $(1,045), and the All Other group of businesses of $(259).

Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.
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Sonoco Reports Third Quarter 2024 Results - Page 24

	Nine Months Ended
FREE CASH FLOW	September 29, 2024	October 1, 2023

Net cash provided by operating activities	$437,638	$616,877
Purchase of property, plant and equipment, net	(266,817)	(182,137)
Free Cash Flow	$170,821	$434,740